UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2014

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2014, the Board of Directors of Financial Institutions, Inc. (the "Company"), based on the recommendation of the Company’s Management Development & Compensation Committee, authorized the Company to enter into the Supplemental Executive Retirement Agreement, dated as of May 21, 2014 (the "Agreement") with Richard J. Harrison. The Company entered into the Agreement with Mr. Harrison in recognition of his past contributions and valuable services provided to the Company, to encourage his continued employment with the Company and to provide him with additional incentive to achieve the Company’s corporate objectives.

Pursuant to the Agreement, Mr. Harrison is entitled to receive a supplemental retirement benefit payable over a ten-year period in substantially equivalent payments commencing April 1, 2017. The annual supplemental retirement benefit amount is determined by multiplying Mr. Harrison’s average annual compensation for the period of January 1, 2014 through December 31, 2015 by 40% and then subtracting $79,700, provided that the annual benefit amount will be at least $67,200. Mr. Harrison’s average annual compensation will be the average of the sum of his annual base salary and his annual award under the Company’s Annual Incentive Plan, each for the period of January 1, 2014 through December 31, 2015.

In the event of Mr. Harrison’s death, he will be entitled to receive a lump-sum payment equal to any unpaid amounts under the Agreement, provided that if his death is before December 31, 2015, then his aggregate benefit under the Agreement will be limited to $672,000. In the event of Mr. Harrison’s disability, he will receive any unpaid installments of his benefit under the Agreement as scheduled, provided that if his disability is before December 31, 2015, then his aggregate benefit under the Agreement will be limited to $672,000. In the event of a change of control of the Company, Mr. Harrison will receive any unpaid installments of his benefit under the Agreement as scheduled, provided, however, to avoid duplication of benefits, if Mr. Harrison is entitled to receive benefits in connection with the change of control pursuant to his Executive Agreement with the Company, dated May 22, 2013, he will forfeit his benefits under the Agreement.

The Company’s obligations under the Agreement are conditioned upon Mr. Harrison executing a release of claims in the form attached to the Agreement. The Agreement also contains provisions for the protection of the Company’s confidential and proprietary information, as well as non-competition and non-solicitation restrictions. The non-competition provision is effective for the period of time during which the Mr. Harrison is receiving any compensation or benefits from the Company under the Agreement, and the non-solicitation provision is effective for the five-year period following the commencement of payment of benefits to Mr. Harrison under the Agreement.

A copy of the Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

May 23, 2014	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer